UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  November 3, 2009

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     Results of Operations and Financial Condition

On November 9, 2009, General Moly, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the quarter ended September 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 4.02                     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 3, 2009, General Moly, Inc. (the “Company”) determined that its unaudited consolidated financial statements for the three months ended March 31, 2009 and the three and six months ended June 30, 2009 contained an error with respect to the balance sheet classification of the POS-Minerals interest in Eureka Moly, LLC (the “LLC”). We classified the POS-Minerals interest as noncontrolling interest as of March 31, 2009 and June 30, 2009 (and as minority interest within temporary equity as of December 31, 2008 prior to our implementation of FASB guidance for Noncontrolling Interests).  After completion of a recent review and evaluation of the related LLC agreement with POS-Minerals, management determined that POS-Minerals interest in the LLC is more appropriately classified as temporary equity because of a provision in the LLC Agreement that permits POS-Minerals the option to put its interest in the LLC to the Company’s subsidiary, Nevada Moly, upon a change of control of the Company, as defined in the LLC agreement, followed by (i) failure to begin full construction at the LLC by the Company or the surviving entity before December 31, 2010, or (ii) failure to use standard mining industry practice in connection with development and operation of the project as contemplated by the parties for a period of twelve months after December 31, 2010.  If POS-Minerals put its interest, Nevada Moly would be required to purchase the interest for 120 percent of POS-Minerals contributions to the LLC plus 10 percent interest.

The following table reflects the impact of the reclassification on the Company’s balance sheet for the quarters ended March 31, 2009 and June 30, 2009:

	As of March 31, 2009		As of June 30, 2009
	As Originally Reported	As Restated	As Originally Reported	As Restated
Total Liabilities	7,459	7,459	8,117	8,117
Contingently Redeemable Noncontrolling Interest	0	99,897	0	99,761
EQUITY
Noncontrolling Interest	99,897	0	99,761	0
Total Equity	210,258	110,361	207,734	107,973
TOTAL LIABILITIES AND EQUITY	$217,717	$217,717	$215,851	$215,851

The restatement will have no impact on net loss attributable to the Company or to cash flows for the three months ended March 31, 2009 or for the three and six months ended June 30, 2009, respectively.

Based on the foregoing, on November 3, 2009, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management and after discussion with the Company’s independent accountants, concluded that the Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2009 and as of and for the three and six month periods ended June 30, 2009 should no longer be relied upon. The Audit Committee also concluded that these unaudited consolidated financial statements should be restated to reflect this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: November 9, 2009	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer